Exhibit 99.1

Nasdaq Reports Second Quarter 2022 Results;

Continues Strong Growth in Solutions Segments Revenue

NEW YORK, July 20, 2022 - Nasdaq, Inc. (Nasdaq: NDAQ) today reported financial results for the second quarter of 2022.

•

Second quarter 2022 net revenues[1] increased 6% compared to the second quarter of 2021. Solutions segments[2] revenues increased 10%, including 12% organic growth, partially offset by a negative 2% FX impact.

•	Annualized Recurring Revenue (ARR)[3] increased 9% compared to the second quarter of 2021. Annualized SaaS revenues increased 12% and represented 35% of ARR.

•

Second quarter 2022 GAAP diluted earnings per share decreased 10% compared to the second quarter of 2021 primarily due to a gain on a divestiture in the prior year period. Second quarter 2022 non-GAAP[4] diluted earnings per share increased 9% compared to the second quarter of 2021.

•	During the first six months of 2022, the company returned $819 million to shareholders, including $633 million in share repurchases and $186 million in dividends.

•	After receiving the required regulatory and shareholder approvals, the Board declared a three-for-one stock split, with trading of NDAQ on a split-adjusted basis to begin on August 29, 2022.

Second Quarter 2022 Highlights

(US$ millions, except per share)	2Q22	% Change (YoY)
Solutions Segments Revenues	$582	10%
Market Services Net Revenues	$310	1%
Net Revenues	$893	6%
ARR	$1,965	9%
GAAP Diluted EPS	$1.85	(10)%
Non-GAAP Diluted EPS	$2.07	9%

Adena Friedman, President and CEO said, “Nasdaq’s robust second quarter results and continued top-line growth demonstrate the importance of our diverse and distinctive offerings to our clients, even during challenging market environments. I am proud of our ability to deliver consistently while positioning our company to capture future growth opportunities through focused investments.”

Ann Dennison, Executive Vice President and CFO said, “As we begin the second half of the year, our carefully calibrated investments are supporting our continued growth across Anti Financial Crime solutions, Analytics and ESG, while maintaining our strong margins and scalability.”

FINANCIAL REVIEW

•

Second quarter 2022 net revenues were $893 million, an increase of $47 million, or 6%, from $846 million in the prior year period. Net revenues reflected a $76 million, or 9%, positive impact from organic growth, including positive contribution from all segments, partially offset by a $19 million decrease from the impact of changes in FX rates and a $10 million decrease from the net impact of acquisitions and divestitures.

•

Solutions segments revenues were $582 million in the second quarter of 2022, an increase of $55 million, or 10%. The increase reflects a $65 million, or 12%, positive impact from organic growth, partially offset by a $10 million decrease from the impact of changes in FX rates.

•

Market Services net revenues were $310 million in the second quarter of 2022, an increase of $2 million, or 1%. The increase reflects a $11 million, or 4%, positive impact from organic growth, partially offset by a $9 million decrease from the impact of changes in FX rates.

•

Second quarter 2022 GAAP operating expenses increased $11 million, or 2%, versus the prior year period. The increase primarily reflects higher general, administrative and other expense, compensation and benefits expense, and computer operations and data communications expense, partially offset by lower restructuring charges and professional and contract services expense.

•

Second quarter 2022 non-GAAP operating expenses increased $21 million, or 5% versus the prior year period. The increase reflects a $42 million, or 11%, organic increase over the prior year period, partially offset by a $17 million decrease from the impact of changes in FX rates and a $4 million decrease from the net impact of acquisitions and divestitures. The organic increase primarily reflects higher compensation and benefits expense, general, administrative and other expense, and computer operations and data communications expense, partially offset by lower professional and contract services expense.

•

The company repurchased $166 million in shares of its common stock in the second quarter of 2022, including the completion of a share repurchase program to offset dilution related to the divestiture of our U.S. Fixed Income business. As of June 30, 2022, there was $293 million remaining under the board authorized share repurchase program.

•

The Board of Directors has approved and declared a three-for-one stock split in the form of a stock dividend on each share of common stock. The company’s shareholders, and the SEC, approved the company’s proposed charter amendment to increase the number of authorized shares of common stock, and trading on a split-adjusted basis is expected to take place on August 29, 2022.

2022 EXPENSE AND TAX GUIDANCE UPDATE5

•	The company is narrowing its 2022 non-GAAP operating expense guidance to a range of $1,710 to $1,740 million. Nasdaq continues to expect its 2022 non-GAAP tax rate to be in the range of 24% to 26%.

STRATEGIC AND BUSINESS UPDATES

•

Nasdaq’s annualized SaaS revenues in the second quarter of 2022 increased 12% year over year. Annualized SaaS revenues totaled $679 million in the second quarter of 2022, representing 35% of total company ARR, up from 33% in the second quarter of 2021. The 12% year over year increase in annualized SaaS revenues primarily reflects strong growth in our Anti Financial Crime and Analytics businesses.

•

Corporate Platforms delivered strong year over year growth from both Listing Services and IR and ESG Services, and Nasdaq has further expanded its ESG capabilities with the acquisition of Metrio. Listing Services revenues rose 15% to $107 million as the number of Nasdaq-listed corporate issuers increased 11% versus the prior year period. IR & ESG Services revenues in the second quarter of 2022 increased 9% and the number of clients increased 6%. Nasdaq also acquired Metrio, an ESG data collection, analytics and reporting services provider, which expands our platform of SaaS solutions.

•

Investment Intelligence continues to deliver strong revenue growth led by Index and Analytics. The Analytics business led by eVestment saw continued strong user adoption across both asset owners and asset managers as annualized SaaS revenues increased 12% to $215 million. In our Index business, revenue growth remained robust with a 16% year over year increase. The business continued to experience strong net inflows of $71 billion over the last 12 months, helping to offset the impact of market depreciation. Additionally, the number of contracts traded on futures and options on futures tracking Nasdaq indexes increased 64% year over year.

•

Nasdaq led all exchanges in total multiply-listed options traded and set a record for the number of shares traded during the 2022 Russell U.S. indexes reconstitution. In the second quarter and first six months of 2022, Nasdaq led all exchanges during the period in total volume traded for multiply-listed equity options. Nasdaq continues to see higher participation in our auctions as passive strategies become a larger share of investment assets. As a result, Nasdaq achieved a record day for rebalancing Nasdaq listed securities in the annual Russell reconstitution, with 3.31 billion shares representing $63.8 billion, executed in 2.04 seconds.

•

Market Technology achieved strong new order intake. New order intake totaled $102 million in the second quarter of 2022, with nearly 60% coming from new customers, including a client agreement with Climate Impact X (CIX) to leverage Nasdaq’s Marketplace Services Platform.

1 Represents revenues less transaction-based expenses.

2 Constitutes revenues from Market Technology, Investment Intelligence and Corporate Platforms segments.

3 Annualized Recurring Revenue (ARR) for a given period is the annualized revenue derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

4 Refer to our reconciliations of U.S. GAAP to non-GAAP net income, diluted earnings per share, operating income and operating expenses, included in the attached schedules.

5 U.S. GAAP operating expense and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement in foreign currency rates, as well as future charges or reversals outside of the normal course of business.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

NON-GAAP INFORMATION

In addition to disclosing results determined in accordance with U.S. GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, non-GAAP net income attributable to Nasdaq, non-GAAP diluted earnings per share, non-GAAP operating income, and non-GAAP operating expenses, that include certain adjustments or exclude certain charges and gains that are described in the reconciliation table of U.S. GAAP to non-GAAP information provided at the end of this release. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of results as the items described below in the reconciliation tables do not reflect ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating our business. This information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this earnings release. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliations, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as those noted above, to assess operating performance. We use these measures because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance.

Organic revenue and expense growth, organic change and organic impact are non-GAAP measures that reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenues, expenses and operating income associated with acquisitions and divestitures for the twelve month period following the date of the acquisition or divestiture. Reconciliations of these measures are described within the body of this release.

Foreign exchange impact: In countries with currencies other than the U.S. dollar, revenues and expenses are translated using monthly average exchange rates. Certain discussions in this release isolate the impact of year-over-year foreign currency fluctuations to better measure the comparability of operating results between periods. Operating results excluding the impact of foreign currency fluctuations are calculated by translating the current period’s results by the prior period’s exchange rates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, trading volumes, products and services, ability to transition to new business models, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions, divestitures and other strategic, restructuring, technology, de-leveraging and capital allocation initiatives, including the proposed stock split, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, geopolitical instability arising from the Russian invasion of Ukraine, government and industry regulation, interest rate risk, U.S. and global competition, the impact of the COVID-19 pandemic on our business, operations, results of operations, financial condition, workforce or the operations or decisions of our customers, suppliers or business partners, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

WEBSITE DISCLOSURE

Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

Media Relations Contact	Investor Relations Contact
Will Briganti	Ed Ditmire, CFA
+1.646.964.8169	+1.212.401.8737
william.briganti@nasdaq.com	ed.ditmire@nasdaq.com

Nasdaq, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Revenues:
Market Technology	$131	$117	$255	$217
Investment Intelligence	283	261	567	516
Corporate Platforms	168	149	336	296
Market Services	969	874	1,927	2,010
Other Revenues	1	11	2	24

Total revenues	1,552	1,412	3,087	3,063
Transaction-based expenses:
Transaction rebates	(529)	(517)	(1,111)	(1,170)
Brokerage, clearance and exchange fees	(130)	(49)	(191)	(196)

Revenues less transaction-based expenses	893	846	1,785	1,697

Operating Expenses:
Compensation and benefits	247	231	501	470
Professional and contract services	29	38	64	65
Computer operations and data communications	50	46	101	90
Occupancy	25	26	52	55
General, administrative and other	34	12	55	24
Marketing and advertising	11	9	21	19
Depreciation and amortization	65	68	132	131
Regulatory	8	7	15	14
Merger and strategic initiatives	12	12	27	57
Restructuring charges	—	21	—	31

Total operating expenses	481	470	968	956

Operating income	412	376	817	741
Interest income	—	—	1	1
Interest expense	(32)	(33)	(64)	(62)
Net gain on divestiture of business	—	84	—	84
Other income	8	—	2	1
Net income from unconsolidated investees	9	27	15	84

Income before income taxes	397	454	771	849
Income tax provision	90	113	182	210

Net income	307	341	589	639
Net loss attributable to noncontrolling interests	—	—	1	—

Net income attributable to Nasdaq	$307	$341	$590	$639

Per share information:
Basic earnings per share	$1.87	$2.08	$3.59	$3.89

Diluted earnings per share	$1.85	$2.05	$3.55	$3.83

Cash dividends declared per common share	$0.60	$0.54	$1.14	$1.03

Weighted-average common shares outstanding for earnings per share:
Basic	164.1	164.1	164.6	164.4
Diluted	165.5	166.4	166.4	166.8

Nasdaq, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
MARKET TECHNOLOGY REVENUES
Anti Financial Crime Technology revenues	$75	$58	$147	$101
Marketplace Infrastructure Technology revenues	56	59	108	116

Total Market Technology revenues	131	117	255	217

INVESTMENT INTELLIGENCE REVENUES
Market Data revenues	105	104	213	209
Index revenues	124	107	246	209
Analytics revenues	54	50	108	98

Total Investment Intelligence revenues	283	261	567	516

CORPORATE PLATFORMS REVENUES
Listings Services revenues	107	93	214	184
IR & ESG Services revenues	61	56	122	112

Total Corporate Platforms revenues	168	149	336	296

MARKET SERVICES REVENUES
Equity Derivative Trading and Clearing revenues	324	364	674	785
Transaction-based expenses:
Transaction rebates	(206)	(255)	(438)	(550)
Brokerage, clearance and exchange fees	(15)	(6)	(21)	(26)

Total net equity derivative trading and clearing revenues	103	103	215	209
Cash Equity Trading revenues	546	415	1,056	1,033
Transaction-based expenses:
Transaction rebates	(323)	(262)	(673)	(620)
Brokerage, clearance and exchange fees	(115)	(43)	(170)	(170)

Total net cash equity trading revenues	108	110	213	243
Fixed Income and Commodities Trading and Clearing revenues	12	14	26	31
Trade Management Services revenues	87	81	171	161

Total Net Market Services revenues	310	308	625	644

OTHER REVENUES	1	11	2	24

REVENUES LESS TRANSACTION-BASED EXPENSES	$893	$846	$1,785	$1,697

Nasdaq, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$454	$393
Restricted cash and cash equivalents	30	29
Default funds and margin deposits	8,688	5,911
Financial investments	161	208
Receivables, net	652	588
Other current assets	233	294

Total current assets	10,218	7,423
Property and equipment, net	514	509
Goodwill	8,151	8,433
Intangible assets, net	2,670	2,813
Operating lease assets	462	366
Other non-current assets	581	571

Total assets	$22,596	$20,115

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$175	$185
Section 31 fees payable to SEC	175	62
Accrued personnel costs	161	252
Deferred revenue	512	329
Other current liabilities	140	115
Default funds and margin deposits	8,688	5,911
Short-term debt	1,020	1,018

Total current liabilities	10,871	7,872
Long-term debt	4,696	4,812
Deferred tax liabilities, net	464	406
Operating lease liabilities	470	386
Other non-current liabilities	244	234

Total liabilities	16,745	13,710

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,385	1,952
Common stock in treasury, at cost	(509)	(437)
Accumulated other comprehensive loss	(1,905)	(1,587)
Retained earnings	6,869	6,465

Total Nasdaq stockholders’ equity	5,842	6,395
Noncontrolling interests	9	10

Total equity	5,851	6,405

Total liabilities and equity	$22,596	$20,115

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
U.S. GAAP net income attributable to Nasdaq	$307	$341	$590	$639
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	39	40	78	76
Merger and strategic initiatives expense (2)	12	12	27	57
Restructuring charges (3)	—	21	—	31
Net gain on divestiture of business (4)	—	(84)	—	(84)
Net income from unconsolidated investees (5)	(9)	(26)	(14)	(83)
Extinguishment of debt (6)	16	—	16	—
Other	(8)	5	2	7

Total non-GAAP adjustments	50	(32)	109	4
Non-GAAP adjustment to the income tax provision (7)	(15)	7	(29)	—

Total non-GAAP adjustments, net of tax	35	(25)	80	4

Non-GAAP net income attributable to Nasdaq	$342	$316	$670	$643

U.S. GAAP diluted earnings per share	$1.85	$2.05	$3.55	$3.83
Total adjustments from non-GAAP net income above	0.22	(0.15)	0.48	0.02

Non-GAAP diluted earnings per share	$2.07	$1.90	$4.03	$3.85

Weighted-average diluted common shares outstanding for earnings per share:	165.5	166.4	166.4	166.8

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represented a fundamental shift in our strategy and technology as well as executive realignment and were excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. The restructuring charges primarily consisted of non-cash items such as asset impairment charges primarily related to capitalized software that was retired, and accelerated depreciation expense on certain assets as a result of a decrease in their useful life as well as third party consulting costs. The restructuring program ended as of June 30, 2021.

(4)

For the three and six months ended June 30, 2021, we recorded a pre-tax net gain of $84 million on the sale of our U.S. Fixed Income business, which is included in net gain on divestiture of business in the Condensed Consolidated Statements of Income.

(5)

Represents the earnings recognized from our equity interest in the Options Clearing Corporation, or OCC. We will continue to exclude the earnings and losses related to our share of OCC’s earnings for purposes of calculating non-GAAP measures as our income on this investment may vary significantly period to period. This provides a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

(6)

For the three and six months ended June 30, 2022, we recorded a loss on early extinguishment of debt. The charge for all periods is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

(7)	The non-GAAP adjustment to the income tax provision primarily includes the tax impact of each non-GAAP adjustment.

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
U.S. GAAP operating income	$412	$376	$817	$741
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	39	40	78	76
Merger and strategic initiatives expense (2)	12	12	27	57
Restructuring charges (3)	—	21	—	31
Extinguishment of debt (4)	16	—	16	—
Other	1	5	5	7

Total non-GAAP adjustments	68	78	126	171

Non-GAAP operating income	$480	$454	$943	$912

Revenues less transaction-based expenses	$893	$846	$1,785	$1,697

U.S. GAAP operating margin (5)	46%	44%	46%	44%

Non-GAAP operating margin (6)	54%	54%	53%	54%

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represented a fundamental shift in our strategy and technology as well as executive realignment and were excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. The restructuring charges primarily consisted of non-cash items such as asset impairment charges primarily related to capitalized software that was retired, and accelerated depreciation expense on certain assets as a result of a decrease in their useful life as well as third party consulting costs. The restructuring program ended as of June 30, 2021.

(4)

For the three and six months ended June 30, 2022, we recorded a loss on early extinguishment of debt. The charge for all periods is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

(5)	U.S. GAAP operating margin equals U.S. GAAP operating income divided by revenues less transaction-based expenses.
(6)	Non-GAAP operating margin equals non-GAAP operating income divided by revenues less transaction-based expenses.

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
U.S. GAAP operating expenses	$481	$470	$968	$956
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	(39)	(40)	(78)	(76)
Merger and strategic initiatives expense (2)	(12)	(12)	(27)	(57)
Restructuring charges (3)	—	(21)	—	(31)
Extinguishment of debt (4)	(16)	—	(16)	—
Other	(1)	(5)	(5)	(7)

Total non-GAAP adjustments	(68)	(78)	(126)	(171)

Non-GAAP operating expenses	$413	$392	$842	$785

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represented a fundamental shift in our strategy and technology as well as executive realignment and were excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. The restructuring charges primarily consisted of non-cash items such as asset impairment charges primarily related to capitalized software that was retired, and accelerated depreciation expense on certain assets as a result of a decrease in their useful life as well as third party consulting costs. The restructuring program ended as of June 30, 2021.

(4)

For the three and six months ended June 30, 2022, we recorded a loss on early extinguishment of debt. The charge for all periods is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income.

Nasdaq, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Market Technology
Order intake (in millions) (1)	$102	$119	$150	$160
Annualized recurring revenues (in millions) (2)	$451	$428	$451	$428

Investment Intelligence
Number of licensed exchange traded products (ETPs)	374	359	374	359
Period end ETP assets under management (AUM) tracking Nasdaq indexes (in billions)	$321	$415	$321	$415
TTM (3) net inflows ETP AUM tracking Nasdaq indexes (in billions)	$71	$47	$71	$47
TTM (3) net (depreciation) / appreciation ETP AUM tracking Nasdaq indexes (in billions)	$(90)	$113	$(90)	$113
Annualized recurring revenues (in millions) (2)	$586	$547	$586	$547

Corporate Platforms
Initial public offerings
The Nasdaq Stock Market (4)	38	135	108	410
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	17	62	30	86
Total new listings
The Nasdaq Stock Market (4)	84	192	194	511
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (5)	25	72	44	104
Number of listed companies
The Nasdaq Stock Market (6)	4,269	3,817	4,269	3,817
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (7)	1,260	1,152	1,260	1,152
Annualized recurring revenues (in millions) (2)	$586	$509	$586	$509

Market Services
Equity Derivative Trading and Clearing
U.S. equity options
Total industry average daily volume (in millions)	36.7	34.6	38.3	37.3
Nasdaq PHLX matched market share	11.7%	12.7%	11.6%	12.8%
The Nasdaq Options Market matched market share	8.2%	8.4%	8.3%	8.1%
Nasdaq BX Options matched market share	2.1%	1.1%	2.1%	0.9%
Nasdaq ISE Options matched market share	5.4%	6.1%	5.6%	7.0%
Nasdaq GEMX Options matched market share	2.4%	6.1%	2.4%	6.0%
Nasdaq MRX Options matched market share	1.6%	1.5%	1.7%	1.4%

Total matched market share executed on Nasdaq’s exchanges	31.4%	35.9%	31.7%	36.2%
Nasdaq Nordic and Nasdaq Baltic options and futures
Total average daily volume of options and futures contracts (8)	277,008	262,890	322,390	311,016

Cash Equity Trading
Total U.S.-listed securities
Total industry average daily share volume (in billions)	12.6	10.6	12.7	12.6
Matched share volume (in billions)	139.0	114.2	281.2	266.8
The Nasdaq Stock Market matched market share	16.5%	15.8%	16.4%	15.8%
Nasdaq BX matched market share	0.5%	0.7%	0.5%	0.6%
Nasdaq PSX matched market share	0.8%	0.7%	0.8%	0.7%

Total matched market share executed on Nasdaq’s exchanges	17.8%	17.2%	17.7%	17.1%
Market share reported to the FINRA/Nasdaq Trade Reporting Facility	34.3%	35.3%	33.9%	35.3%

Total market share (9)	52.1%	52.5%	51.6%	52.4%
Nasdaq Nordic and Nasdaq Baltic securities
Average daily number of equity trades executed on Nasdaq’s exchanges	948,874	1,019,162	1,043,461	1,056,726
Total average daily value of shares traded (in billions)	$5.7	$6.6	$6.4	$6.8
Total market share executed on Nasdaq’s exchanges	72.2%	77.3%	72.6%	77.9%

Fixed Income and Commodities Trading and Clearing
Fixed Income
Total average daily volume of Nasdaq Nordic and Nasdaq Baltic fixed income contracts	124,727	119,198	125,246	122,606
Commodities
Power contracts cleared (TWh) (10)	115	206	250	456

(1)	Total contract value of orders signed during the period, excluding Verafin.
(2)

Annualized Recurring Revenue, or ARR, for a given period is the annualized revenue of support services and SaaS subscription contracts. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts during the reporting period used in calculating ARR may or may not be extended or renewed by our customers.

(3)	Trailing 12-months (net inflows excludes ETP sponsor switches of $75 billion during such trailing 12-month period).
(4)

New listings include IPOs, including issuers that switched from other listing venues, closed-end funds and separately listed ETPs. For the three months ended June 30, 2022 and 2021, IPOs included 16 and 47 SPACs, respectively. For the six months ended June 30, 2022 and 2021, IPOs included 59 and 243 SPACs, respectively.

(5)	New listings include IPOs and represent companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(6)	Number of total listings on The Nasdaq Stock Market at period end, includes 465 ETPs as of June 30, 2022 and 419 as of June 30, 2021.
(7)	Represents companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(8)	Includes Finnish option contracts traded on Eurex for which Nasdaq and Eurex have a revenue sharing arrangement.
(9)

Includes transactions executed on The Nasdaq Stock Market’s, Nasdaq BX’s and Nasdaq PSX’s systems plus trades reported through the Financial Industry Regulatory Authority/Nasdaq Trade Reporting Facility.

(10)	Transactions executed on Nasdaq Commodities or OTC and reported for clearing to Nasdaq Commodities measured by Terawatt hours (TWh).